UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (date of earliest event reported): December 22, 2021
CROCS, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-51754	20-2164234
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

13601 Via Varra
Broomfield,	Colorado	80020
(Address of principal executive offices)		(Zip Code)

 Registrant’s telephone number, including area code: (303) 848-7000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading symbol:	Name of each exchange on which registered:
Common Stock, par value $0.001 per share	CROX	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.45) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).
    Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Securities Purchase Agreement

On December 22, 2021, Crocs, Inc. (the “Company”) entered into a definitive agreement to acquire (the “Acquisition”) HEYDUDE®, a privately-owned casual footwear brand, pursuant to a Securities Purchase Agreement (the “Agreement”) by and among: (i) the Company; (ii) Full Fortune Wealth Limited, a company with limited liability incorporated under the laws of Hong Kong (“HK Seller”); (iii) Mr. Daniele Guidi (“US Seller” and, together with HK Seller, “Sellers”, and each individually, a “Seller”); (iv) Full Fortune Intellectual Limited, a company with limited liability incorporated under the laws of Hong Kong (“FF Intellectual”); (v) Full Fortune Worldwide Limited, a company with limited liability incorporated under the laws of Hong Kong (“FF Worldwide”); (vi) Full Fortune Online Limited, a company with limited liability incorporated under the laws of Hong Kong (“FF Online” and collectively with FF Intellectual and FF Worldwide the “HK Acquired Companies”); (vii) Happy One LLC, a limited liability company formed under the laws of the State of Nevada (“Happy One”); (viii) Lucky Top Inc., a corporation incorporated under the laws of the State of Delaware (“Lucky Top” and together with Happy One, the “US Acquired Companies”); (ix) Mr. Alessandro Rosano (“Guarantor”); and (x) HK Seller, in its capacity as representative and agent for Sellers (“Representative”).

The Agreement provides that the Company will purchase all of the issued and outstanding equity securities of each of the HK Acquired Companies and the US Acquired Companies. Guarantor indirectly owns all of the equity securities of HK Seller, HK Seller owns all of the equity securities of each of the HK Acquired Companies (collectively, the “HK Purchased Securities”), which constitute all of the issued and outstanding equity securities of the HK Acquired Companies, and US Seller owns all of the equity securities in the US Acquired Companies (collectively, the “US Purchased Securities”, and, together with the HK Purchased Securities, the “Purchased Securities”).

Pursuant to the Agreement, the Company will pay aggregate consideration to Sellers of $2.5 billion, $2.05 billion of which will be paid in cash (the “Cash Consideration”) and the Company will issue to HK Seller 2,852,280 shares of the Company’s common stock, par value $0.001 per share (“Common Stock”), valued at $450.0 million, based on the average of the volume-weighted average price of the Common Stock for the 20 days immediately prior to the signing date (the “Equity Consideration Shares”). The Equity Consideration Shares will be subject to a lock-up period beginning on the closing date (the “Closing Date”) of the Acquisition and continuing to, and including, the date that is 12 months after the Closing Date, provided that (a) on the date that is six months after the Closing Date, 50% of the Equity Consideration Shares will be released from the lock-up, and (b) on the date that is twelve months after the Closing Date, the remaining 50% of the Equity Consideration Shares will be released from the lock-up. The Cash Consideration is subject to adjustment based on, among other things, the cash, indebtedness, transaction expenses and working capital of the Acquired Companies and their respective subsidiaries as of the closing of the Acquisition (the “Closing”).

The Company, the Acquired Companies and Sellers have agreed to customary representations, warranties, and covenants in the Agreement. Subject to certain limitations, Sellers are required to indemnify the Company for certain losses resulting from breaches of the Acquired Companies’ and Sellers’ representations, warranties and covenants made in the Agreement and for certain other matters, in each case, as set forth in the Agreement. $125.0 million of the Cash Consideration will be placed in an escrow account to partially secure the indemnification obligations of Sellers, which will be released to Sellers, less any amounts that have been released to compensate the Company as provided in the Agreement, after the date that is 18 months after the Closing Date.

During the period between the date of the Agreement and the Closing (or, if earlier, the termination of the Agreement), each of Sellers, the HK Acquired Companies and the US Acquired Companies has agreed, as applicable, to conduct its business in the ordinary course of business consistent with past practice, and has agreed to certain other customary operating covenants, as set forth more fully in the Agreement. Each of the foregoing parties has also agreed not to take certain actions prior to the Closing (or, if earlier, the termination of the Agreement) without the prior written consent of the Company.

The Closing is subject to customary conditions, including, among others, (i) the accuracy of the parties’ representations and warranties and the compliance by the parties with the covenants set forth in the Agreement, subject to certain materiality qualifications; (ii) the absence of any Material Adverse Effect (as defined in the Agreement) on the Acquired Companies; (iii) the execution and delivery by the parties of the ancillary agreements contemplated by the Agreement; and (iv) any waiting periods (including any extensions thereof) applicable to the consummation of the transactions contemplated by the Agreement or any related agreement under the United States Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder, having expired or been terminated.

The Agreement provides for customary termination rights for both the Company and the Representative (on behalf of Sellers), including, among other reasons for termination, if the Closing has not occurred on or before June 30, 2022.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, which is filed as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference. The Agreement has been attached to this Current Report on Form 8-K to provide investors with information regarding its terms. The Agreement is not intended to provide any other factual information about any of the parties to the Agreement or any of their respective subsidiaries or affiliates. The representations, warranties and covenants contained in the Agreement were made only for purposes of the Agreement as of the specific dates set forth therein, were solely for the benefit of the parties to the Agreement, may be subject to important qualifications and limitations agreed upon by the parties for the purposes of allocating contractual risk among such parties to the Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to such contracting parties that differ from those applicable to investors. In addition, the assertions embodied in the representations and warranties contained in the Agreement are qualified by information in confidential disclosure schedules delivered by the Acquired Companies and Sellers to the Company in connection with the signing of the Agreement. Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the parties to the Agreement or any of their respective subsidiaries or affiliates and investors should consider the information in the Agreement in conjunction with the entirety of the factual disclosure about the Company, as applicable, in its public reports filed with the Securities and Exchange Commission. Moreover, information concerning the subject matter of representations and warranties may change after the date of the Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Financing Commitment

In connection with entry into the Agreement, on December 22, 2021, the Company also entered into commitment letters (the “Commitment Letters”), with Citigroup Global Markets Inc. (“Citigroup”), pursuant to which Citigroup committed to provide to the Company (i) a $500.0 million backstop senior secured revolving credit facility (the “Backstop Revolver”) while the Company seeks to obtain an amendment to the credit agreement governing its existing senior secured revolving credit facility to, among other things, permit the Acquisition and the incurrence of additional indebtedness to fund the Acquisition, and (ii) a senior secured term loan B facility in an aggregate principal amount equal to $2.0 billion (the “Term Loan B Facility” and, together with the Backstop Revolver, the “Facilities”). The proceeds of the Term Loan B Facility, together with approximately $50.0 million of the Company’s cash on hand, will be used to (i) finance the cash consideration for the Acquisition, (ii) pay the fees and expenses related to the Acquisition and the Facilities, and (iii) in the case of the Backstop Revolver, to finance working capital and for general corporate purposes of the Company and its subsidiaries. The commitments under the Commitment Letters are subject to customary closing conditions.

Item 7.01. Regulation FD Disclosure.

On December 23, 2021, the Company issued a press release announcing the Acquisition. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Also, on December 23, 2021, the Company posted an investor presentation regarding the Acquisition to its website at https://investors.crocs.com. A copy of the investor presentation is furnished as Exhibit 99.2 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
2.1*
Securities Purchase Agreement, dated as of December 22, 2021, by and among: (i) Crocs, Inc.; (ii) Full Fortune Wealth Limited; (iii) Mr. Daniele Guidi; (iv) Full Fortune Intellectual Limited; (v) Full Fortune Worldwide Limited; (vi) Full Fortune Online Limited; (vii) Happy One LLC; (viii) Lucky Top Inc.; (ix) Mr. Alessandro Rosano; and (x) Full Fortune Wealth Limited, in its capacity as representative and agent for Sellers.

99.1	Crocs, Inc. press release dated December 23, 2021.

99.2	Crocs, Inc. investor presentation dated December 23, 2021.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*
Certain exhibits and schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally to the Securities and Exchange Commission a copy of any omitted exhibits or schedules upon request; provided that the Company may request confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CROCS, INC.

Date: December 23, 2021	By:	/s/ Daniel P. Hart
Daniel P. Hart
Executive Vice President, Chief Legal and Risk Officer

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